DISTRIBUTION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of April 16, 2018, between Janus Detroit Street Trust, a Delaware statutory trust (the “Trust”), and ALPS Distributors, Inc., a Colorado corporation (“ALPS”).

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), presently consisting of one of more portfolios (each a “Fund” and collectively the “Funds”);

WHEREAS, ALPS is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and a member of the Financial Industry Regulatory Authority, Inc.;

WHEREAS, the Trust and ALPS are parties to a distribution agreement, as amended, attached hereto as Exhibit 1 (“Prior Distribution Agreement”);

WHEREAS, on January 11, 2018, DST Systems, Inc. (“DST”), the ultimate parent company of ALPS (as of that date), announced that it had entered into a definitive agreement under which SS&C Technologies Holdings, Inc. (“SS&C”) will acquire all of the outstanding common stock of DST (the “Transaction”);

WHEREAS, upon completion of the Transaction, SS&C will have indirect controlling interest in ALPS and, as such, the Transaction may result in an “assignment” (as such term is defined under the 1940 Act) of the Prior Distribution Agreement;

WHEREAS, under the 1940 Act, an assignment includes any direct or indirect transfer of a controlling block of an entity’s voting securities and, as a result of an assignment, the Prior Distribution Agreement may be deemed terminated; and

WHEREAS, in light of the possible assignment and change in control of ALPS in connection with the Transaction, ALPS and the Trust wish to enter into this Agreement effective upon close of the Transaction.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows.

1.	Appointment. The Trust hereby appoints ALPS to provide the distribution services set forth in the Prior Distribution Agreement, attached hereto as Exhibit 1.

2.

Incorporation. Except as provided below in Section 3, all terms, conditions, representations, warranties and covenants contained in the Prior Distribution Agreement, attached hereto as Exhibit 1, are incorporated herein by reference.

3.	Conflicts.

(a)

To the extent any defined term within the main body of this Agreement (“Main Body”; for the avoidance of doubt, the term “Main Body” excludes Exhibit 1 and any future exhibit to this Agreement (each, a “Future Exhibit”)) conflicts with a defined term provided in Exhibit 1, the defined term included in the Main Body shall control and the conflicting defined term within Exhibit 1 is hereby replaced with the defined term contained within the Main Body.

(b)	To the extent there is any other conflict between the Main Body and Exhibit 1, the Main Body shall control.

(c)	To the extent there is a conflict between Exhibit 1 and a Future Exhibit, the Future Exhibit shall control.

4.	Duration and Termination of this Agreement.

(a)

Initial Term. This Agreement shall become effective as of the date first written above (the “Start Date”) and shall continue thereafter throughout the period that ends two (2) years after the Start Date (the “Initial Term”).

(b)

Renewal Term. If not sooner terminated, this Agreement shall renew at the end of the Initial Term and shall thereafter continue for successive annual periods, provided such continuance is specifically approved at least annually (i) by the Trust’s Board of Trustees or (ii) by a vote of a majority of the outstanding voting securities of the relevant Fund of the Trust, provided that in either event the continuance is also approved by the majority of the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. If a plan under Rule 12b-1 of the 1940 Act is in effect (where applicable), continuance of the plan and this Agreement must be approved at least annually by a majority of the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) and have no financial interest in the operation of such plan or in any agreements related to such plan, cast in person at a meeting called for the purpose of voting on such approval.

(c)

This Agreement is terminable on sixty (60) days’ written notice by the Trust’s Board of Trustees, by vote of the holders of a majority of the outstanding voting securities of the relevant Fund of the Trust, or by ALPS.

(d)

Deliveries Upon Termination. Upon termination of this Agreement, ALPS agrees to cooperate in the orderly transfer of distribution duties and shall deliver to the Trust or as otherwise directed by the Trust (at the expense of the Trust) all records and other documents made or accumulated in the performance of its duties for the Trust hereunder. In the event ALPS gives notice of termination under this Agreement, it will continue to provide the services contemplated hereunder after such termination at the contractual rate for up to 120 days, provided that the Trust uses all reasonable commercial efforts to appoint such replacement on a timely basis.

5.

Assignment. This Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act). This Agreement shall not be assignable by the Trust without the prior written consent of ALPS.

6.	Amendments. This Agreement may only be amended by the parties in writing.

7.

Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado and the 1940 Act and the rules thereunder. To the extent that the laws of the State of Colorado conflict with the 1940 Act or such rules, the latter shall control.

8.	Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.

Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof; provided, however, that ALPS may embody in one or more separate documents its agreement, if any, with respect to delegated duties and oral instruction.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

JANUS DETROIT STREET TRUST

By: /s/ Jesper Nergaard
Name: Jesper Nergaard
Title: Treasurer

ALPS DISTRIBUTORS, INC.

By: /s/ Steven B. Price
Name: Steven B. Price
Title: Senior Vice President & Director of Distribution Services

Exhibit 1

[Prior Distribution Agreement]

DISTRIBUTION AGREEMENT

THIS AGREEMENT is made as of February 10, 2016, by and between Janus Detroit Street Trust, a Delaware statutory trust (the “Fund”), and ALPS Distributors, Inc., a Colorado corporation (“ALPS”).

WHEREAS, the Fund is an open-end investment company offering a number of portfolios of securities (each a “Portfolio”), each investing primarily in securities selected to reflect the performance of a particular market index or which are actively-managed, having filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, ALPS is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of the Financial Industry Regulatory Authority (“FINRA”);

WHEREAS, the Fund intends to create and redeem shares of beneficial interest, par value $.001 per share (the “Shares”) of each Portfolio on a continuous basis at their net asset value only in aggregations constituting a Creation Unit, as such term is defined in the Fund’s registration statement;

WHEREAS, the Shares of each Portfolio will be listed on one or more national securities exchanges registered pursuant to Section 6 of the 1934 Act (each a “Listing Exchange”) and traded under the symbols set forth in Appendix A hereto (as amended from time to time);

WHEREAS, the Fund desires to retain ALPS to act as the distributor with respect to the issuance and distribution of Creation Units of Shares of each Portfolio, hold itself available to receive and process orders for such Creation Units in the manner set forth in the Fund’s prospectus and to enter into arrangements with broker-dealers identified and specified by the Trust who may solicit purchases of Shares and with broker-dealers and others to provide for servicing of shareholder accounts and for distribution assistance, including broker-dealer and shareholder support; and

WHEREAS, ALPS desires to provide the services described herein to the Fund.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows.

1.      ALPS Appointment and Duties.

(a)

The Fund hereby appoints ALPS as the exclusive distributor for Creation Unit aggregations of Shares of each Portfolio listed in Appendix A hereto, as may be amended from time to time, and to perform the duties that are set forth in Appendix B hereto as amended from time to time, upon the terms and conditions hereinafter set forth. ALPS hereby accepts such appointment and agrees to furnish such specified

ALPS - Janus Detroit Street Trust

services. ALPS shall for all purposes be deemed to be an independent contractor and shall, except as otherwise expressly authorized in this Agreement, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(b)

ALPS may employ or associate itself with a person or persons or organizations as ALPS believes to be desirable in the performance of its duties hereunder; provided that, in such event, the compensation of such person or persons or organizations shall be paid by and be the sole responsibility of ALPS, and the Fund shall bear no cost or obligation with respect thereto; and provided further that ALPS shall not be relieved of any of its obligations under this Agreement in such event and shall be responsible for all acts of any such person or persons or organizations taken in furtherance of this Agreement to the same extent it would be for its own acts.

2.      ALPS Compensation; Expenses. ALPS will bear all expenses in connection with the performance of its services under this Agreement, except as otherwise provided herein. ALPS will not bear any of the costs of Fund personnel. Other Fund expenses incurred shall be borne by the Fund or the Fund’s investment adviser, including, but not limited to, initial organization and offering expenses; the blue sky registration and qualification of Shares for sale in the various states in which the officers of the Fund or their delegate(s) shall determine it advisable to qualify such Shares for sale (including registering the Fund as a broker or dealer or any officer of the Fund as agent or salesman in any state); litigation expenses; taxes; costs of preferred shares; expenses of conducting repurchase offers for the purpose of repurchasing Fund shares; administration, transfer agency, and custodial expenses; interest; Fund trustees’ fees; brokerage fees and commissions; state and federal registration fees; advisory fees; insurance premiums; fidelity bond premiums; Fund and investment advisory related legal expenses; costs of maintenance of Fund existence; printing and delivery of materials in connection with meetings of the Fund’s trustees; printing and mailing of shareholder reports, prospectuses, statements of additional information, other offering documents and supplements, proxy materials, and other communications to shareholders; securities pricing data and expenses in connection with electronic filings with the SEC. The Fund shall not pay any cost of advertising or promoting the sale of Shares, except for payments that may be made pursuant to a distribution and/or shareholder servicing plan adopted by the Fund under Rule 12b-1 under the 1940 Act.

3.      Documents. The Fund has furnished or will furnish, upon request, ALPS with copies of the Fund’s Trust Instrument, advisory agreement, custodian agreement, transfer agency agreement, administration agreement, current prospectus, statement of additional information, periodic Fund reports, and all forms relating to any plan, program or service offered by the Fund. The Fund shall furnish, within a reasonable time period, to ALPS a copy of any amendment or supplement to any of the above-mentioned documents. Upon request, the Fund shall furnish promptly to ALPS any additional documents necessary or advisable to perform its functions hereunder. As used in this Agreement the terms “registration statement,” “prospectus” and “statement of additional information” shall mean any registration statement, prospectus and statement of additional information filed by the Fund with the SEC and any amendments and supplements thereto that are filed with the SEC.

4.      Insurance. ALPS agrees to maintain fidelity bond and liability insurance coverages which are, in scope and amount, consistent with coverages customary for distribution activities relating to the Fund. ALPS shall notify the Fund upon receipt of any notice of material, adverse change in the terms or provisions of its insurance coverage. Such notification shall include the date of change and the reason or reasons therefore. ALPS shall notify the Fund of any material claims against it, whether or not covered by insurance, and shall notify the Fund from time to time as may be appropriate of the total outstanding claims made by it under its insurance coverage.

5.      Right to Receive Advice.

(a)

Advice of the Fund and Service Providers. If ALPS is in doubt as to any action it should or should not take, ALPS may request directions, advice, or instructions from the Fund or, as applicable, the Fund’s investment adviser, custodian, or other service providers.

(b)

Advice of Counsel. If ALPS is in doubt as to any question of law pertaining to any action it should or should not take, ALPS may request advice from counsel of its own choosing (who may be counsel for the Fund, the Fund’s investment adviser (who may be used upon advance approval by the Fund’s investment adviser), or ALPS, at the option of ALPS).

(c)

Conflicting Advice. In the event of a conflict between directions, advice or instructions ALPS receives from the Fund or any Fund service provider and the advice ALPS receives from counsel, ALPS may in its sole discretion, and subject to Section 6 of this Agreement, rely upon and follow the advice of counsel. ALPS will provide the Fund with prior written notice of its intent to follow advice of counsel that is materially inconsistent with directions, advice or instructions from the Fund. Upon request, ALPS will provide the Fund with a copy of such advice of counsel.

6.      Standard of Care; Limitation of Liability; Indemnification.

(a)	ALPS shall be obligated to act in good faith and to exercise commercially reasonable care and diligence in the performance of its duties under this Agreement.

(b)

In the absence of willful misfeasance, bad faith, negligence, or reckless disregard by ALPS in the performance of its duties, obligations, or responsibilities set forth in this Agreement, ALPS and its affiliates, including their respective officers, directors, agents, and employees (“ALPS Indemnitees”), shall not be liable for, and the Fund agrees to indemnify, defend and hold harmless ALPS Indemnities from, all losses, damages, taxes, charges, expenses, assessments, claims, and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements and liabilities arising under applicable federal and state laws) (each an “ALPS Liability”) arising from the following:

(i)	the inaccuracy of factual information furnished to ALPS by the Fund or the Fund’s investment adviser, custodians, or other service providers;

(ii)

any untrue statement of a material fact or omission of a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act, the 1940 Act, or any other statute or the common law, in any registration statement, prospectus, statement of additional information, shareholder report, or other information filed or made public by the Fund (as amended from time to time), except to the extent: (a) the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of ALPS or an ALPS Indemnitee; or (b) any untrue statement of a material fact or omission of a material fact that was corrected prior to the event causing an ALPS Liability or ALPS Liabilities;

(iii)

losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation, acts of God, action or inaction of civil or military authority, war, terrorism, riot, fire, flood, sabotage, labor disputes, elements of nature, or non-performance by a third party;

(iv)	ALPS’ reliance on any instruction, direction, notice, instrument or other information that ALPS reasonably believes to be genuine; or

(v)	loss of data or service interruptions caused by equipment failure outside of the commercially reasonable control of ALPS.

(c)

ALPS shall indemnify and hold harmless the Fund, the Fund’s investment adviser and their respective officers, trustees, directors, agents, and employees from and against any and all losses, damages, taxes, charges, expenses, assessments, claims, and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements and liabilities arising under applicable federal and state laws) (each a “Fund Liability”) arising from ALPS’ or ALPS Indemnitees’ willful misfeasance, bad faith, negligence, or reckless disregard in the performance of its duties, obligations, or responsibilities set forth in this Agreement; or arising from any untrue statement of a material fact or omission of a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act, the 1940 Act, or any other statute or the common law, in any registration statement, prospectus, statement of additional information, shareholder report, or other information filed or made public by the Fund (as amended from time to time), provided that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of ALPS or an ALPS Indemnitee that had not been corrected prior to the event causing a Fund Liability or Fund Liabilities.

(d)

Notwithstanding anything in this Agreement to the contrary, neither party shall be liable under this Agreement to the other party hereto for any punitive, consequential, special or indirect losses or damages. Any indemnification payable by a party to this Agreement shall be net of insurance maintained by the indemnified party as of the time the claim giving rise to indemnity hereunder is alleged to have arisen to the extent it covers such claim.

7.      Activities of ALPS. The services of ALPS under this Agreement are not to be deemed exclusive, and ALPS shall be free to render similar services to others. ALPS agrees to use its best efforts in connection with the distribution of Shares of the Fund on a continuous basis. The Fund recognizes that from time to time directors, officers and employees of ALPS may serve as directors, officers and employees of other corporations or businesses (including other investment companies) and that such other corporations and businesses may include ALPS as part of their name and that ALPS or its affiliates may enter into distribution agreements or other agreements with such other corporations and businesses.

8.      Accounts and Records. The accounts and records maintained by ALPS shall be the property of the Fund. ALPS shall prepare, maintain and preserve such accounts and records as required by the 1940 Act and other applicable securities laws, rules and regulations. ALPS shall surrender such accounts and records to the Fund, in the form in which such accounts and records have been maintained or preserved, promptly upon receipt of instructions from the Fund. The Fund shall have access to such accounts and records at all times during ALPS’ normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by ALPS to the Fund at the Fund’s expense. ALPS shall assist the Fund, the Fund’s independent auditors, or, upon approval of the Fund, any regulatory body, in any requested review of the Fund’s accounts and records, and reports by ALPS or its independent accountants concerning its accounting system and internal auditing controls will be open to such entities for audit or inspection upon reasonable request. ALPS or its undersigned as defined by Rule 17a-4 of the Securities and Exchange Act (the “Exchange Act”), shall have access to all electronic communications, including password access to the system storing the electronic communications, of registered representatives of ALPS that are associated with the Fund and are required to be maintained under Rule 17a-4 of the Exchange Act and FINRA Rules 3110 and 3010. Electronic storage media maintained by the Fund will comply with Rule 17a-4 of the Exchange Act.

9.      Confidential and Proprietary Information. ALPS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all records and information relative to the Fund, its investment advisers, and its current and former shareholders and other information germane thereto including, but not limited to non-public portfolio holdings information, as confidential and as proprietary information of the Fund and not to use, sell, transfer, trade on, or divulge such information or records to any person for any purpose other than performance of its duties hereunder, except after prior notification to and approval in writing from the Fund, which approval shall not be unreasonably withheld. Approval may not be withheld where ALPS may be exposed to civil, regulatory, or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when requested by the Fund. When requested to divulge such information by duly constituted authorities, ALPS shall use reasonable commercial efforts to request confidential treatment of such information. ALPS shall have in place and maintain physical, electronic, and procedural safeguards reasonably designed to protect the security, confidentiality, and integrity of, and to prevent unauthorized access to or use of records and information relating to the Fund and its current and former shareholders.

10.      Compliance with Rules and Regulations. ALPS shall comply (and to the extent ALPS takes or is required to take action on behalf of the Fund hereunder shall cause the Fund to comply) with all applicable requirements of the 1940 Act and other applicable laws (including state Blue Sky laws), rules, regulations, orders (including exemptive relief and applicable no-action letters) and code of ethics, as well as all investment restrictions, policies and procedures adopted by the Fund of which ALPS has knowledge (it being understood that ALPS is deemed to have knowledge of all investment restrictions, policies or procedures set out in the Fund’s public filings or otherwise provided to ALPS). Except as set out in this Agreement, ALPS assumes no responsibility for such compliance by the Fund. ALPS shall maintain at all times a program reasonably designed to prevent violations of the federal securities laws (as defined in Rule 38a-1 under the 1940 Act) with respect to the services provided, and shall provide to the Fund a certification to such effect no less than annually or as otherwise reasonably requested by the Fund and to provide information with respect to material violations of the program and any material deficiencies or changes therein, as may be reasonably requested by the Fund’s chief compliance officer or the Trust’s Board of Trustees (“Board of Trustees”) with respect to ALPS’ services to the Fund under this Agreement. ALPS shall make available its compliance personnel and shall provide at its own expense summaries and other relevant materials relating to such program as reasonably requested by the Fund.

11.      Representations and Warranties of ALPS. ALPS represents and warrants to the Fund that:

(a)	It is duly organized and existing as a corporation and in good standing under the laws of the State of Colorado.

(b)	It is empowered under applicable laws and by its Articles of Incorporation and By-laws to enter into and perform this Agreement.

(c)	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

(d)	It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement in accordance with industry standards.

(e)

ALPS has conducted a review of its supervisory controls system and has made available to the Fund the most current report of such review and any updates thereto. Every time ALPS conducts a review of its supervisory control system it will make available to the Fund for inspection a report of such review and any updates thereto. ALPS shall immediately notify the Fund of any changes in how it conducts its business that would materially change the results of its most recent review of its supervisory controls system and any other changes to ALPS’ business that would affect the business of the Fund or the Fund’s investment adviser.

(f)	It is a broker-dealer registered under the 1934 Act and a FINRA member in good standing and will continue in each such capacity under the term of this Agreement.

(g)	It is not affiliated with a Listing Exchange and any index provider.

(h)

It has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer information to the extent required by applicable law, rule, and regulation, including but not limited to, Regulation S-P.

12.     Representations and Warranties of the Fund. The Fund represents and warrants to ALPS that:

(a)	It is a statutory trust duly formed and existing and in good standing under the laws of the state of Delaware and is registered with the SEC as an open-end management investment company.

(b)	It is empowered under applicable laws and by its Trust Instrument and by-laws to enter into and perform this Agreement.

(c)	The Board of Trustees of the Fund has duly authorized it to enter into and perform this Agreement.

(d)

Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of ALPS hereunder without the prior written approval of ALPS, which approval shall not be unreasonably withheld or delayed.

13.     Duties of the Fund.

(a)

ALPS and the Fund shall regularly consult with each other regarding ALPS’ performance of its obligations under this Agreement. In connection therewith, the Fund shall submit to ALPS at a reasonable time in advance of filing with the SEC reasonably final copies of any amended or supplemented registration statement (including exhibits) under the 1933 Act and the 1940 Act; provided, however, that nothing contained in this Agreement shall in any way limit the Fund’s right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

(b)

The Fund agrees to issue Creation Unit aggregations of Shares of the Fund and to request The Depository Trust Company to record on its books the ownership of such Shares in accordance with the book-entry system procedures described in the prospectus in such amounts as ALPS has requested through the transfer agent in writing or other means of data transmission, as promptly as practicable after receipt by the Fund of the requisite deposit securities and cash component (together with any fees) and acceptance of such order, upon the terms described in the Registration Statement. The Fund may reject any order for Creation Units or stop all receipts of such orders at any time upon reasonable notice to ALPS, in accordance with the provisions of the Prospectus.

(c)

The Fund agrees that it will take all action necessary to register an indefinite number of Shares under the 1933 Act. The Fund shall make available to ALPS, at ALPS’ expense, such number of copies of its prospectus, statement of additional information, and periodic reports as ALPS may reasonably request. The Fund will furnish to ALPS copies of all information, financial statements and other papers, which ALPS may reasonably request for use in connection with the distribution of Creation Units.

(d)

The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as ALPS may designate. The Fund will keep ALPS informed of the jurisdictions in which Creation Units of the Fund are authorized for sale and shall promptly notify ALPS of any change in this information.

14.    Segregated Portfolio Liability. In accordance with the Trust Instrument, the parties agree that all liabilities of the Fund or a Portfolio arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of a Portfolio and no trustee, officer, agent, or holder of shares of beneficial interest of the Fund or a Portfolio shall be personally liable under this Agreement. The Trust Instrument describes in detail the respective responsibilities and limitations on liability of the trustees, officers, agents, and holders of shares of beneficial interest of the Fund. The property of any one Portfolio is the property of only that Portfolio, and in no event shall any Portfolio be liable for the obligations of any other Portfolio.

15.    Anti-Money Laundering. ALPS agrees to maintain an anti-money laundering program in compliance with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”), the Bank Secrecy Act, and all applicable laws and regulations promulgated thereunder. ALPS confirms that, as soon as possible, following the request from the Fund, ALPS will supply the Fund with copies of ALPS’ anti-money laundering policy and procedures, and such other relevant certifications and representations regarding such policy and procedures as the Fund may reasonably request from time to time. ALPS will provide, to the Fund, any Financial Crimes Enforcement Network (FinCEN) request received pursuant to USA Patriot Act Section 314(a), which the Fund may then provide to its transfer agent.

16.    Liaison with Accountants. ALPS shall act as a liaison with the Fund’s independent public accountants and shall provide account analysis, fiscal year summaries, and other audit-related schedules with respect to the services provided to the Fund. ALPS shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants as reasonably requested or required by the Fund.

17.    Business Interruption Plan. ALPS shall maintain in effect a business interruption plan, and enter into any agreements necessary with appropriate parties making reasonable provisions for emergency use of electronic data processing equipment customary in the industry. In the event of equipment failures, ALPS shall, at no additional expense to the Fund, take commercially reasonable steps to minimize service interruptions.

18.    Duration and Termination of this Agreement.

(a)

Initial Term. This Agreement shall become effective as of the later of the date first written above or the commencement of operations of the Fund (the “Start Date”) and shall continue thereafter throughout the period that ends two (2) years after the Start Date (the “Initial Term”).

(b)

Renewal Term. If not sooner terminated pursuant to subsection (c) of this Section 18, this Agreement shall renew at the end of the Initial Term and shall thereafter continue for successive annual periods, provided such continuance is specifically approved at least annually (i) by the Fund’s Board of Trustees or (ii) by a vote of a majority of the outstanding voting securities of the relevant portfolio of the Fund, provided that in either event the continuance is also approved by the majority of the Trustees of the Fund who are not interested persons (as defined in the 1940 Act) of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. If a plan under Rule 12b-1 of the 1940 Act is in effect, continuance of the plan and this Agreement must be approved at least annually by the Fund’s Board of Trustees and a majority of the Trustees of the Fund who are not interested persons (as defined in the 1940 Act) and have no financial interest in the operation of such plan or in any agreements related to such plan, cast in person at a meeting called for the purpose of voting on such approval.

(c)

This Agreement is terminable at any time without penalty: (a) on sixty (60) days’ written notice by the Fund’s Board of Trustees or by vote of the holders of a majority of the outstanding voting securities of the relevant portfolio; or (b) on ninety (90) days’ written notice by ALPS. Either party may terminate this Agreement at any time immediately upon written notice in the event of the other party’s failure to fulfill any of its obligations under this Agreement.

(d)

Deliveries Upon Termination. Upon termination of this Agreement, ALPS agrees to cooperate in the orderly transfer of distribution duties and shall deliver to the Fund or as otherwise directed by the Fund (at the expense of the Fund) all records and other documents made or accumulated in the performance of its duties for the Fund hereunder. In the event ALPS gives notice of termination under this Agreement, it will continue to provide the services contemplated hereunder after such termination at the contractual rate for up to 120 days, provided that the Fund uses all reasonable commercial efforts to appoint such replacement on a timely basis.

19.    Assignment. This Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act). This Agreement shall not be assignable by the Fund without the prior written consent of ALPS.

20.    Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado and the 1940 Act and the rules thereunder. To the extent that the laws of the State of Colorado conflict with the 1940 Act or such rules, the latter shall control.

21.    Names. The obligations of the Fund entered into in the name or on behalf thereof by any trustee, shareholder, representative, or agent thereof are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders, representatives or agents of the Fund personally, but bind only the property of the Fund, and all persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund.

22.    Amendments to this Agreement. This Agreement may only be amended by the parties in writing. All material amendments to this Agreement must be approved by votes of both the Board of Trustees and a majority of the Trustees of the Fund who are not interested persons (as defined in the 1940 Act), voting in person at a meeting called for the purpose of voting on the Agreement.

23.    Notices. All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To ALPS:

ALPS Distributors, Inc.

1290 Broadway, Suite 1100

Denver, Colorado 80203

Attn:     General Counsel

Fax:      (303) 623-7850

To the Fund:

Janus Detroit Street Trust

151 Detroit Street

Denver, Colorado 80206

Attn:     Chief Legal Officer

Fax:      (303) 394-7714

With a copy to:

Janus Distributors LLC

151 Detroit Street

Denver, Colorado 80206

Attn: General Counsel

24.    Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

25.    Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof; provided, however, that ALPS may embody in one or more separate documents its agreement, if any, with respect to delegated duties and oral instructions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

JANUS DETROIT STREET TRUST

By: /s/ Stephanie Grauerholz
Name: Stephanie Grauerholz
Title: Vice President, Chief Legal Counsel and Secretary

ALPS DISTRIBUTORS, INC.

By: /s/ Jeremy O. May
Name: Jeremy O. May
Title: President

APPENDIX A

LIST OF PORTFOLIOS

Janus Velocity Volatility Hedged Large Cap ETF[1]	SPXH
Janus Velocity Tail Risk Hedged Large Cap ETF[1]	TRSK
Janus Small Cap Growth Alpha ETF ETF	JSML
Janus Small/Mid Cap Growth ETF	JSMD

1 Portfolios will not be operational until shareholder approval is obtained to merge the existing series of ALPS ETF Trust with the same name into the Fund.

APPENDIX B

SERVICES

(a)      The Fund grants to ALPS the exclusive right to receive all orders for purchases of Creation Units of each Portfolio from participating parties (“Authorized Participants”) which have entered into a participant agreement with ALPS and the transfer agent in accordance with the registration statement (“Participant Agreements”) and to transmit such orders to the Fund in accordance with the registration statement; provided, however, that nothing herein shall affect or limit the right and ability of the Fund to accept deposit securities and related cash components through or outside the clearing process, and as provided in and in accordance with the registration statement. The Fund acknowledges that ALPS shall not be obligated to accept any certain number of orders for Creation Units; provided, however, that ALPS shall accept all orders submitted to the transfer agent in accordance with the registration statement and Participant Agreements unless the Fund has instructed ALPS to reject the order for any reason specified in the registration statement.

(b)      ALPS agrees to act as agent of the Fund with respect to the continuous distribution of Creation Units of the Fund as set forth in the registration statement and in accordance with the provisions thereof. ALPS further agrees as follows: (a) ALPS shall enter into Participant Agreements among Authorized Participants, ALPS, and the transfer agent in accordance with the registration statement; (b) ALPS shall generate and transmit confirmations of Creation Unit purchase order acceptances to the purchaser; (c) ALPS shall deliver copies of the prospectus to purchasers of such Creation Units and upon request the statement of additional information; and (d) ALPS shall maintain telephonic, facsimile and/or access to direct computer communications links with the transfer agent.

(c)      ALPS shall ensure that all direct requests for Prospectuses, Statements of Additional Information, product descriptions and periodic fund reports, as applicable, are fulfilled. In addition, ALPS shall arrange to provide the Listing Exchanges with copies of Prospectuses and Statements of Additional Information and product descriptions to be provided to purchasers in the secondary market. ALPS will generally make it known in the brokerage community that Prospectuses and Statements of Additional Information and product descriptions are available, including by (i) advising the Listing Exchanges on behalf of its member firms of the same, (ii) making such disclosure in all marketing and advertising materials prepared and/or filed by ALPS with FINRA, and (iii) as may otherwise be required by rule or regulation.

(d)      (i)      ALPS agrees to use all reasonable efforts, consistent with its other business, to facilitate the purchase of Creation Units through Authorized Participants in accordance with the procedures set forth in the prospectus, statement of additional information and the Participant Agreements. Upon request, ALPS shall make available a list of Authorized Participants.

(ii)      ALPS shall, at its own expense, execute selected or soliciting dealer agreements with registered broker-dealers and other eligible entities providing for the purchase of Creation

Units of Shares of the Fund and related promotional activities, in the forms as approved by the Board of Trustees of the Fund and in accordance with the Fund’s prospectus and statement of additional information. The Fund shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to the Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar material), except such information and materials that have been approved in writing by ALPS. Furthermore, ALPS shall clear and file all advertising, sales, marketing and promotional materials of the Funds with FINRA.

(e)      To the extent applicable, ALPS agrees to administer the Fund’s distribution plan on behalf of the Fund. ALPS shall not be entitled to retain for its own account any amount accrued pursuant to a distribution plan. ALPS shall, at its own expense, set up and maintain a system of recording and payments for fees and reimbursement of expenses disseminated pursuant to this Agreement and any other related agreements under the Fund’s Rule 12b-1 Plans and shall, pursuant to the 1940 Act, report such payment activity under the Distribution Plan to the Fund at least quarterly.

(f)      All activities by ALPS and its agents and employees which are primarily intended to result in the sale of Creation Units shall comply with the registration statement, any and all exemptive orders issued to the Fund or ALPS in connection with the offering of Fund Shares and Creation Units under this Agreement, the instructions of the Board of Trustees of the Fund and all applicable laws, rules and regulations including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the SEC or any securities association registered under the 1934 Act, including FINRA and the Listing Exchange.

(g)      Except as otherwise noted in the registration statement, the offering price for all Creation Units of Shares will be the aggregate net asset value of the Shares per Creation Unit of the Portfolio as determined in the manner described in the registration statement.

(h)      If and whenever the determination of net asset value is suspended (including any events in which the Fund’s registration statement is suspended or not effective) and until such suspension is terminated, no further orders for Creation Units will be processed by ALPS except such unconditional orders as may have been placed with ALPS before it had knowledge of the suspension. In addition, the Fund reserves the right to suspend sales and ALPS’ authority to process orders for Creation Units on behalf of the Fund, upon due notice to ALPS, if, in the judgment of the Fund, it is in the best interests of the Fund to do so. Suspension will continue for such period as may be determined by the Fund.

(i)      ALPS is not authorized by the Fund to give any information or to make any representations other than those contained in the registration statement or prospectus or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund for ALPS’ use. All information provided by ALPS to the Fund for inclusion in a registration statement shall not contain any untrue statements of material fact or omit state a material fact necessary to make a statement, in light of the circumstances in which it was made, not misleading.

(j)      To the extent applicable, the Board of Trustees shall approve the form of any Soliciting Dealer Agreement to be entered into by ALPS.

(k)      To the extent applicable, at the request of the Fund, ALPS shall enter into agreements, in the form specified by the Fund, with participants in the system for book-entry of The Depository Trust Company and the NSCC as described in the prospectus.

(l)      ALPS agrees to make available, at the Fund’s request, one or more members of its staff to attend Board meetings of the Fund in order to provide information with regard to the ongoing distribution process and for such other purposes as may be requested by the Board of Trustees of the Fund.

(m)      ALPS will review all sales and marketing materials for compliance with applicable laws and conditions of any applicable exemptive order, and file such materials with FINRA when necessary or appropriate. All such sales and marketing materials must be approved, in writing, by ALPS prior to use; such approval not to be unreasonably withheld.

AMENDMENT TO

JANUS DETROIT STREET TRUST

DISTRIBUTION AGREEMENT

THIS AMENDMENT is made this 25th day of May, 2016, between JANUS DETROIT STREET TRUST, a Delaware statutory trust (the “Fund”), and ALPS DISTRIBUTORS, INC., a Colorado Corporation (“ALPS”), regarding the Portfolios listed in Appendix A (each, a “Portfolio” and together, the “Portfolios”).

WITNESSETH:

WHEREAS, the Fund and ALPS, on behalf of the Portfolios, are parties to a Distribution Agreement dated February 10, 2016 (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement as set forth in greater detail below;

WHEREAS, pursuant to Section 22 of the Agreement, the Agreement may only be amended by the parties in writing. All material amendments to the Agreement must be approved by votes of both the Board of Trustees and a majority of the Trustees of the Fund who are not interested persons (as defined in the 1940 Act), voting in person at a meeting called for the purpose of voting on the Agreement; and

WHEREAS, Appendix A is hereby replaced with the attached Appendix A to reflect the addition of The Organics ETF, The Long-Term Care ETF, The Health and Fitness ETF, and The Obesity ETF.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, the parties agree to amend the Agreement as follows:

1.        The parties acknowledge that the Agreement, as amended, remains in full force and effect as of the date of this Amendment, and that this Amendment, together with the Agreement, contains the entire understanding and the full and complete agreement of the parties and supersedes and replaces any prior understandings and agreements among the parties respecting the subject matter hereof.

2.        This Amendment may be contemporaneously executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

ALPS DISTRIBUTORS, INC.

By:	/s/ Steven B. Price
Steven B. Price
Senior Vice President and Director of Distribution Services

JANUS DETROIT STREET TRUST

By:	/s/ Stephanie Grauerholz
Stephanie Grauerholz
Vice President, Chief Legal Counsel and Secretary

Revised: May 31, 2016

APPENDIX A

LIST OF PORTFOLIOS

Janus Small Cap Growth Alpha ETF	JSML
Janus Velocity Volatility Hedged Large Cap ETF[1]	SPXH
Janus Velocity Tail Risk Hedged Large Cap ETF[1]	TRSK
Janus Small/Mid Cap Growth Alpha ETF	JSMD
The Organics ETF	ORG
The Long-Term Care ETF	OLD
The Health and Fitness ETF	FIT
The Obesity ETF	SLIM

1 Portfolios will not be operational until shareholder approval is obtained to merge the existing series of ALPS ETF Trust with the same name into the Fund.

AMENDMENT TO

JANUS DETROIT STREET TRUST

DISTRIBUTION AGREEMENT

THIS AMENDMENT is made this 24th day of October, 2016, between JANUS DETROIT STREET TRUST, a Delaware statutory trust (the “Fund”), and ALPS DISTRIBUTORS, INC., a Colorado Corporation (“ALPS”), regarding the Portfolios listed in Appendix A (each, a “Portfolio” and together, the “Portfolios”).

WITNESSETH:

WHEREAS, the Fund and ALPS, on behalf of the Portfolios, are parties to a Distribution Agreement dated February 10, 2016 (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement as set forth in greater detail below;

WHEREAS, pursuant to Section 22 of the Agreement, the Agreement may only be amended by the parties in writing. All material amendments to the Agreement must be approved by votes of both the Board of Trustees and a majority of the Trustees of the Fund who are not interested persons (as defined in the 1940 Act), voting in person at a meeting called for the purpose of voting on the Agreement; and

WHEREAS, Appendix A is hereby replaced with the attached Appendix A to reflect the addition of Janus Short Duration Income ETF and Janus SG Global Quality Income ETF.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, the parties agree to amend the Agreement as follows:

1.        The parties acknowledge that the Agreement, as amended, remains in full force and effect as of the date of this Amendment, and that this Amendment, together with the Agreement, contains the entire understanding and the full and complete agreement of the parties and supersedes and replaces any prior understandings and agreements among the parties respecting the subject matter hereof.

2.        This Amendment may be contemporaneously executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

ALPS DISTRIBUTORS, INC.

By:	/s/ Steven B. Price
Steven B. Price
Senior Vice President and Director of Distribution Services

JANUS DETROIT STREET TRUST

By:	/s/ Michelle R. Rosenberg
Michelle R. Rosenberg
Vice President, Chief Legal Counsel and Secretary

Revised: October 24, 2016

APPENDIX A

LIST OF PORTFOLIOS

Janus Small Cap Growth Alpha ETF	JSML
Janus Velocity Volatility Hedged Large Cap ETF	SPXH
Janus Velocity Tail Risk Hedged Large Cap ETF	TRSK
Janus Small/Mid Cap Growth Alpha ETF	JSMD
The Organics ETF	ORG
The Long-Term Care ETF	OLD
The Health and Fitness ETF	FIT
The Obesity ETF	SLIM
Janus Short Duration Income ETF	VNLA
Janus SG Global Quality Income ETF	SGQI

Amendment No. 4 to the Distribution Agreement

By and between Janus Detroit Street Trust and ALPS Distributors, Inc.

This Amendment No. 4 (this “Amendment”), dated as of June 5, 2017, to the Distribution Agreement is entered into by and between Janus Detroit Street Trust (the “Trust”), a Delaware statutory trust, and ALPS Distributors, Inc. (“ALPS”), a Colorado corporation.

WHEREAS, the Trust and ALPS entered into a Distribution Agreement, dated as of February 10, 2016, as amended (the “Agreement”); and

WHEREAS, the Trust and ALPS wish to amend the provisions of the Agreement in order to reflect name changes of four (4) of the funds offered under the Trust (the “Funds”), effective as of the date set forth above.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.	The parties hereto agree to delete the current Appendix A to the Agreement in its entirety and replace it with a new Appendix A attached hereto.

2.

Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

JANUS DETROIT STREET TRUST	ALPS DISTRIBUTORS, INC.

By: /s/ Kathryn Santoro Name: Kathryn Santoro Title: Vice President, Chief Legal Counsel, Secretary	By: /s/ Steven B. Price Name: Steven B. Price Title: Senior Vice President and Director of Distribution Services

APPENDIX A

LIST OF PORTFOLIOS

Fund	Ticker
Janus Henderson Small Cap Growth Alpha ETF [1]	JSML
Janus Henderson Small/Mid Cap Growth Alpha ETF [2]	JSMD
The Long-Term Care ETF	OLD
The Health and Fitness ETF	FITS
The Obesity ETF	SLIM
The Organics ETF	ORG
Janus Velocity Tail Risk Hedged Large Cap ETF	TRSK
Janus Velocity Volatility Hedge Large Cap ETF	SPXH
Janus Henderson Short Duration Income ETF [3]	VNLA
Janus Henderson SG Global Quality Income ETF [4]	SGQI

[1]	Formerly, Janus Small Cap Growth Alpha ETF
[2]	Formerly, Small/Mid Cap Growth Alpha ETF
[3]	Formerly, Janus Short Duration Income ETF
[4]	Formerly, Janus SG Global Quality Income ETF

Amendment No. 4 to the Distribution Agreement

By and between Janus Detroit Street Trust and ALPS Distributors, Inc.

This Amendment No. 4 (this “Amendment”) to the Distribution Agreement entered into by and between Janus Detroit Street Trust (the “Trust”), a Delaware statutory trust, and ALPS Distributors, Inc. (“ALPS”), a Colorado corporation, is dated as of October 2, 2017 (the “Effective Date”).

WHEREAS, the Trust and ALPS entered into a Distribution Agreement, dated as of February 10, 2016, as amended (the “Agreement”); and

WHEREAS, the Trust and ALPS wish to amend the provisions of the Agreement in order to reflect the removal of one Portfolio offered under the Trust.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.	The parties hereto agree to delete the current Appendix A to the Agreement in its entirety and replace it with a new Appendix A attached hereto.

2.

Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

JANUS DETROIT STREET TRUST	ALPS DISTRIBUTORS, INC.

By: /s/ Jesper Nergaard Name: Jesper Nergaard Title: Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer	By: /s/ Steven B. Price Name: Steven B. Price Title: Senior Vice President and Director of Distribution Services

APPENDIX A

LIST OF PORTFOLIOS

Fund	Ticker
Janus Henderson Small Cap Growth Alpha ETF	JSML
Janus Henderson Small/Mid Cap Growth Alpha ETF	JSMD
The Long-Term Care ETF	OLD
The Obesity ETF	SLIM
The Organics ETF	ORG
Janus Velocity Tail Risk Hedged Large Cap ETF	TRSK
Janus Velocity Volatility Hedge Large Cap ETF	SPXH
Janus Henderson Short Duration Income ETF	VNLA
Janus Henderson SG Global Quality Income ETF	SGQI